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                                                                     Exhibit 5.1


                            [Dechert LLP Letterhead]

November 5, 2003

Unigene Laboratories, Inc.
110 Little Falls Road
Fairfield, New Jersey 07004

Re:  Registration Statement on Form S-1

Gentlemen and Ladies:

We have acted as special counsel to Unigene Laboratories, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration for resale of up to 14,750,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), by Fusion Capital Fund II, LLC ("Fusion"), consisting of: (i) up to 13,500,000 shares of Common Stock (the "Purchase Shares") issuable to Fusion pursuant to the Common Stock Purchase Agreement, dated as of October 9, 2003, between the Company and Fusion, as amended, (the "Common Stock Purchase Agreement"); (ii) up to 250,000 shares of Common Stock (the "Warrant Shares") issuable to Fusion upon the exercise of a warrant (the "Warrant") issued to Fusion pursuant to the Common Stock Purchase Agreement; and (iii) up to 1,000,000 shares of Common Stock (the "Commitment Shares") issuable to Fusion by the Company pursuant to the Common Stock Purchase Agreement.

For purposes of this opinion, we have examined the Registration Statement and the relevant exhibits thereto, including the Common Stock Purchase Agreement and the Registration Rights Agreement between Fusion and the Company dated October 9, 2003 (the "Registration Rights Agreement").

We also have examined and relied upon a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, copies of the Company's bylaws and certain resolutions adopted by the Board of Directors of the Company, each certified by the Corporate Secretary of the Company.

We have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed. In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted to us as copies and the authenticity of

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the originals of such documents, and the accuracy of the representations and statements included therein.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that (i) the Purchase Shares have been duly authorized for issuance, and when the certificates representing the Purchase Shares in the form of the specimen certificate examined by us have been countersigned by an authorized officer of the transfer agent for the Company, and when issued and delivered by the Company to Fusion in accordance with the terms of the Common Stock Purchase Agreement, the Purchase Shares will be validly issued, fully paid and non-assessable; (ii) the Warrant Shares have been duly authorized for issuance, and when the certificates representing the Warrant Shares in the form of the specimen certificate examined by us have been countersigned by an authorized officer of the transfer agent for the Company, and when issued and delivered by the Company to Fusion upon exercise and against payment in full as provided in the Warrant, the Warrant Shares will be validly issued, fully paid and non-assessable; and (iii) the Commitment Shares have been duly authorized for issuance, and when the certificates representing the Commitment Shares in the form of the specimen certificate examined by us have been countersigned by an authorized officer of the transfer agent for the Company, and when issued and delivered by the Company to Fusion in accordance with the terms of the Common Stock Purchase Agreement, the Commitment Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability of, compliance with, or effect of federal law or the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of out name in the Prospectus contained therein under the caption "Legal Matters." In giving such consent we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or under the rules and regulations promulgated by the Securities and Exchange Commission.

very truly yours,

/s/ Dechert LLP